EXHIBIT 10.1
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                FOURTH AMENDMENT TO INDUSTRIAL BUILDING LEASE
                =============================================
                                (Touhy)

       This FOURTH AMENDMENT TO INDUSTRIAL BUILDING LEASE (this "Amendment"), is made as of the 24th day of March, 2006 by and between 300 EAST TOUHY LIMITED PARTNERSHIP, and Illinois limited partnership ("Lessor"), and JOHN B. SANFILIPPO & SON, INC., a Delaware corporation ("Lessee").

                                RECITALS
                                --------

       A.	Lessor, as successor-in-interest to Chicago Title Land
Trust Company, not personally, but as successor Trustee under Trust Agreement dated September 20, 1966 and known as Trust Number 34837, and Lessee are parties to that certain Industrial Building Lease dated November 1, 1985 (the "Original Lease"), as amended by that certain First Amendment to Industrial Building Lease dated June 1, 1987 (the "First Amendment"), that certain Second Amendment to Industrial Building Lease dated December 14, 1990 (the "Second Amendment"), and that certain Third Amendment to Industrial Building Lease dated September 1, 1991 (the "Third Amendment") (the Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment is hereinafter referred to as the "Lease"), pursuant to which Lessee leases from Lessor and Lessor leases to Lessee certain real property and the improvements located thereon commonly known as 300 East Touhy Avenue, Des Plaines, Illinois, as more particularly described in the Lease (the "Premises"); and

       B.	Lessor and Lessee desire to amend the Lease upon the terms
and conditions contained herein.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                               AGREEMENTS
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       1.	Definitions.  Capitalized terms not otherwise defined
herein shall have the meanings ascribed to such terms in the Lease.

       2. Term. The "TERM OF LEASE" as contained on page 1 of the Original Lease, as amended by Section 1 of the Second Amendment, is hereby amended to read as follows: "Beginning November 1, 1985 (the "Commencement Date") and ending on (i) the earlier of (x) June 30, 2006 and (y) the date upon which fee title to the Premises is sold and conveyed by Lessor, or (ii) such other date as Lessor and Lessee shall subsequently agree upon in writing (the "Termination Date")." Any right of first refusal to purchase the Premises which Lessee may hold is hereby terminated as of the date of this Amendment.

       3.	Restoration in the Event of Casualty.  Section 8(e) of the
Lease is hereby deleted in its entirety and of no further force and effect.

       4.	Casualty.  The following sentences are added to the end of
Section 18 of the Lease: "Notwithstanding anything to the contrary in this Section 18, in the event the Premises shall be rendered untenantable by fire or other casualty, Lessee may, at its option, terminate this Lease by written notice given to Lessor within thirty
(30) days of the date of the casualty event. Notwithstanding anything in this Lease to the contrary, Lessee shall have no obligation to repair or restore the Premises in the event of a fire or other casualty."

       5.	Real Estate Taxes.  Upon closing of a the sale of fee title
to the Premises to a third party during the "TERM OF LEASE" (as modified in Section 2 above) (the "Third Party Closing"), Lessee shall pay to Lessor at the time of the Third Party Closing (which payment shall be deposited into the closing escrow) an amount towards Lessse's accrued but unpaid real estate tax liability under the Lease based upon 100% of the most recent issued real estate tax bill (the "Lessee
Tax Liability Payment").  Currently, the Premises is under contract for sale (the "IAC Sale Contract") to International Airport Center,
LLC ("IAC") and scheduled to close on March 24, 2006. The IAC Sale Contract provides for a tax proration credit to be given to IAC in the amount of $98,753.97 (based upon 105% of latest tax bill, broken down as follows: Accrued but unpaid liability for 2005 =$68,860.23; Accrued but unpaid liability for 1/1/06 thru 3/24/06 = $29,893.74).  In the event the sale of the Premises to IAC pursuant to the IAC Sale
Contract proceeds to closing as scheduled, Lessee will pay a Lessee
Tax Liability Payment in the amount of $91,070.44 into the closing escrow based upon 100% of the actual 2004 real estate tax bill in the amount of $125,200.42 (Accrued but unpaid liability for 2005 =
$62,600.21; Accrued but unpaid liability for 1/1/06 thru 3/24/06 =
$28,470.23).   Notwithstanding the termination of the Lease, (i)
Lessee shall remain liable and promptly pay to Lessor any shortfall between the actual real taxes when finally determined and the Lessee
Tax Liability Payment made by Lessee pursuant to this Amendment and, conversely, (ii) Lessor shall remain liable for and shall promptly remit to Lessee any refund if the Lessee Tax Liability Payment made by Lessee pursuant to this Amendment exceeds Lessee's liability based on the actual real estate taxes as finally determined.

       6.	Tank Removal/Remediation.  Lessee acknowledges that it is
responsible for the cost of fuel tank removal and related
environmental remediation in regard to an underground gasoline storage tank presently located in the northwest corner of the Premises (the "Environmental Condition"). Lessee acknowledges that Lessor shall grant to IAC a credit of $40,000.00 against the purchase price under the IAC Sale Contract (the "Purchase Price Credit") in satisfaction of the Environmental Condition. Lessee agrees to pay Lessor an amount equal to the Purchase Price Credit promptly after the closing of the
sale of the Premises to IAC.   Lessee's liability relating to the
Environmental Condition shall not in any event exceed $40,000.00.

       7.	Condition of Premises.  Provided that Lessor closed on the
sale of the Premises to IAC pursuant to the IAC Sale Contract, Lessor acknowledges and agrees that the condition and state of repair of the Premises and all improvements situated thereon is such that, upon surrender of the Premises to Lessor on the Termination Date, Lessee has complied with all obligations and duties under the Lease relating to the maintenance, condition, and state of repair of the Premises.

       8.	Ratification.  Except as and to the extent modified by this
Amendment, the Lease and all of the terms, conditions and provisions thereof, shall, in all respects, remain unmodified and unchanged and are hereby reaffirmed, ratified and confirmed and shall remain in full force and effect.

       9.	Conflict or Inconsistency.  In the event of any conflict or
inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail.

       10.	Binding Effect.  The provisions of this Amendment shall be
binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, personal representatives and assigns.

       11.	Counterparts.  This Amendment may be executed in any number
of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Documents and signatures transmitted via facsimile shall be considered original signatures for purposes of creating a valid and binding agreement.

       12.	Governing Law.  This Amendment shall be governed by and
construed under the laws of the State of Illinois.

       13.	Prior Agreements.  Any prior agreements with respect to
such matters are superseded, except to the extent any provision of this Amendment provides otherwise.

       14.	Headings.  The headings of this Amendment are for
convenience of reference only and do not in any way limit or amplify the terms and provisions hereof.

       15.	Limitation of Liability.  This Agreement is joined and
executed by Chicago Title Land Trust Company, not personally but as trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated February 7, 1979 and known as Trust Number 100628 to all provisions of which Trust Agreement this Amendment is expressly made subject. It is expressly understood and agreed that nothing herein contained shall be construed as creating any liability whatsoever against said Trustee personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenants, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by Lessee, and that so far as said Trustee is concerned the owner of any indebtedness or liability accepting hereunder shall look solely to the Premises for payment thereof. It is expressly understood and agreed that said Trustee has no agents or employees and merely holds legal title to the Premises; that said Trustee has no control over, and under this Amendment assumes no responsibility for (1) the management or control of the Premises, (2) the upkeep, inspection, maintenance or repair of the Premises, (3) the collection of rents or rental of the Premises, or (4) the conduct of any business which is carried on the Premises.

       16.	Integrated Agreements.  The parties acknowledge that this
Amendment has been executed by the parties in conjunction with that certain Master Agreement dated March 24, 2006 (the "Master Agreement") by and among Lessor, Lessee, Arthur/Busse Limited Partnership, an Illinois limited partnership, 300 East Touhy Limited Partnership, an Illinois limited partnership, and Chicago Title Land Trust Company, not personally, but as successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628, which contemplates several integrated transactions between said parties, and that this Amendment will be interpreted with the intent that the purposes as expressed in the Master Agreement are fully executed.

                      [Signature page follows]


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



                              LESSOR:

                              300 EAST TOUHY LIMITED PARTNERSHIP, an Illinois limited partnership

                              By:  Touhy Properties, Inc., an Illinois
                                   corporation its General Partner


                                   By:     /s/ JASPER B. SANFILIPPO
                                           ------------------------
                                   Name:   Jasper B. Sanfilippo
                                   Its:    President


                              LESSEE:

                              JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

                              By:     /s/ WILLIAM R. POKRAJAC
                                      -----------------------
                              Name:   William R. Pokrajac
                              Its:    Vice President of Finance